Exhibit 4.F
DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12(B) OF THE
SECURITIES EXCHANGE ACT OF 1934
Valley National Bancorp (“Valley”) has three classes of securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended: (1) common stock, no par value per share (“Common Stock”); (2) 6.25% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, no par value per share (“Series A Preferred Stock”); and (3) 5.50% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, no par value per share (“Series B Preferred Stock”).
The following descriptions of Common Stock, Series A Preferred Stock and Series B Preferred Stock are summaries and do not purport to be complete. They are subject to and qualified in their entirety by reference to Valley’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Valley’s Amended and Restated Bylaws (the “Bylaws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4F is a part. Valley encourages you to read the Certificate of Incorporation, the Bylaws and the applicable provisions of Title 14A of the New Jersey Business Corporation Act for additional information.
Description of Common Stock
General
All outstanding shares of Common Stock are fully paid and non-assessable. The Common Stock has no sinking fund provisions or preemptive, conversion or exchange rights.
Voting Rights
At meetings of shareholders, holders of Common Stock are entitled to one vote per share. The quorum for shareholders’ meetings is a majority of the outstanding shares. Generally, actions and authorizations to be taken or given by shareholders require the approval of a majority of the votes cast by holders of Common Stock at a meeting at which a quorum is present.
Dividend Rights
Subject to the rights of holders of preferred stock as set forth in the Certificate of Incorporation, if any, holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Board of Directors of Valley (the “Board”) in its discretion out of funds legally available for the payment of dividends.
Liquidation Rights
Subject to the rights of holders of preferred stock as set forth in the Certificate of Incorporation, if any, holders of Common Stock are entitled to share equally and ratably in assets legally available for distribution after payment of debts and liabilities, in the event of dissolution, liquidation or winding up of Valley.
Redemption
The Common Stock is not redeemable at the option of Valley or holders thereof.

Transfer Agent and Registrar
American Stock & Trust Company, LLC is the transfer agent and registrar for the Common Stock.
Listing
The Common Stock is traded on The Nasdaq Stock Market LLC under the trading symbol, “VLY.”
Description of Series A Preferred Stock
General
All outstanding shares of Series A Preferred Stock are fully paid and non-assessable. The Series A Preferred Stock has no preemptive, conversion or exchange rights and is not subject to any sinking fund or any other obligation of Valley for its repurchase or retirement.
Ranking
The Series A Preferred Stock ranks, with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up of Valley, respectively: (i) senior to the Common Stock and each other Valley capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks at least on parity with the Series A Preferred Stock; (ii) on parity with the Series B Preferred Stock and each other Valley capital stock issued in the future with terms that expressly rank it on parity with the Series A Preferred Stock; and (iii) junior to any Valley capital stock issued in the future with terms that expressly rank it senior to the Series A Preferred Stock.
Dividend Rights
Holders of Series A Preferred Stock are entitled to receive non-cumulative, non-mandatory cash dividends, if any, as may be declared from time to time by the Board, or a duly authorized committee of the Board, in its discretion out of assets legally available for the payment of dividends. These dividends are payable quarterly, in arrears, on the 30th day of March, June, September and December of each year. Dividends on Series A Preferred Stock will accrue on the liquidation preference amount of $25 per share at a rate per annum equal to 6.25% with respect to each dividend period from and including the original issue date to, but excluding, June 30, 2025, and thereafter at a rate per annum equal to the three-month U.S. dollar LIBOR, as defined in the Certificate of Incorporation, on the related dividend determination date plus a spread of 3.85% per annum.
Priority of Dividends
If any Series A Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside, on all shares of outstanding Series A Preferred Stock, then: (i) no dividend can be declared, paid or set aside for payment and no distribution can be declared, made or set aside for payment on any junior stock, including Common Stock, aside from those exceptions as listed in the Certificate of Incorporation; (ii) no share of junior stock, including Common Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any junior stock by Valley; and (iii) no share of parity stock, including Series B Preferred Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any parity stock by Valley.

If dividends are not paid in full on the shares of Series A Preferred Stock and any shares of parity stock, including Series B Preferred Stock, dividends may be declared and paid on Series A Preferred Stock and all such parity stock on a proportional basis as described in the Certificate of Incorporation.
Redemption
Series A Preferred Stock is not subject to any mandatory redemption. However, on and after June 30, 2025, Valley may, at its option, on any dividend payment date, as defined in the Certificate of Incorporation, subject to the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other appropriate federal banking agency, if required, redeem, in whole or in part, at any time and from time to time, out of funds legally available, shares of Series A Preferred Stock at the time outstanding, upon notice given as provided by the Certificate of Incorporation, at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series A Preferred Stock prior to the date fixed for redemption.
Within 90 days of a regulatory capital treatment event, as defined in the Certificate of Incorporation, Valley may, at its option, subject to the prior approval of the Federal Reserve or other appropriate federal banking agency, if required, upon notice given as provided by the Certificate of Incorporation, redeem, all, but not less than all, of the shares of Series A Preferred Stock at the time outstanding at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series A Preferred Stock prior to the date fixed for redemption.
Liquidation Rights
In the event of dissolution, liquidation or winding up of Valley, holders of Series A Preferred Stock are entitled to receive an amount per share equal to the fixed liquidation preference of $25 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of capital stock ranking senior to Series A Preferred Stock in such distributions, and before Valley makes any distribution to holders of capital stock ranking junior to Series A Preferred Stock, including Common Stock.
If Valley’s assets are not sufficient to pay the liquidation preference in full to all holders of Series A Preferred Stock and all holders of capital stock ranking on parity with Series A Preferred Stock in such distributions, including Series B Preferred Stock, the holders of Series A Preferred Stock and such other shares will share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
Voting Rights
Holders of Series A Preferred Stock do not have any voting rights, except as provided by the Certificate of Incorporation (summarized herein) or as required by law.
If and whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock, or any parity stock upon which similar voting rights have been conferred, have not been paid for an aggregate amount equal to the amount of dividends payable on Series A Preferred Stock for at least three semi-annual or six quarterly dividend periods, as defined in the Certificate of Incorporation, whether or not consecutive (the “Series A and Parity Stock Nonpayment”), the authorized number of directors on the Board will automatically be increased by two and holders of Series A Preferred Stock, with holders of any parity stock outstanding at the time, will be entitled to vote as a single class, based on respective liquidation preferences, for the election of a total of two additional directors, subject to further rules and restrictions as provided by the Certificate of Incorporation.

The foregoing voting rights will continue until full dividends have been paid on Series A Preferred Stock and parity stock for at least one year following the Series A and Parity Stock Nonpayment. In this event, holders of Series A Preferred Stock will be divested of the foregoing voting rights, subject to revesting in the event of each subsequent Series A and Parity Stock Nonpayment, and the term of office of each director so elected will terminate and the number of directors on the Board will automatically decrease by the number of directors so elected, assuming the rights of the holders of parity stock have similarly terminated.
If any Series A Preferred Stock remains outstanding, the affirmative vote or consent of holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a single class, is necessary for effecting or validating: (i) authorization of senior stock, (ii) amendments, alterations or repeals of Series A Preferred Stock and (iii) share exchanges, reclassifications, mergers and consolidations. No vote or consent of holders of Series A Preferred Stock is required for such matters if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock are redeemed, or are called for redemption upon proper notice as provided by the Certificate of Incorporation and sufficient funds are deposited in trust for such redemption.
Transfer Agent and Registrar
American Stock & Trust Company, LLC is the transfer agent and registrar for the Series A Preferred Stock.
Listing
The Series A Preferred Stock is traded on The Nasdaq Stock Market LLC under the trading symbol, “VLYPP.”
Description of Series B Preferred Stock
General
All outstanding shares of Series B Preferred Stock are fully paid and non-assessable. The Series B Preferred Stock has no preemptive, conversion or exchange rights and is not subject to any sinking fund or any other obligation of Valley for its repurchase or retirement.
Ranking
The Series B Preferred Stock ranks, with respect to the payment of dividends and distributions upon the liquidation, dissolution or winding-up of Valley, respectively: (i) senior to the Common Stock and each other Valley capital stock issued in the future, unless the terms of that capital stock expressly provide that it ranks at least on parity with the Series B Preferred Stock; (ii) on parity with the Series A Preferred Stock and each other Valley capital stock issued in the future with terms that expressly rank it on parity with the Series B Preferred Stock; and (iii) junior to any Valley capital stock issued in the future with terms that expressly rank it senior to the Series B Preferred Stock.
Dividend Rights
Holders of Series B Preferred Stock are entitled to receive non-cumulative, non-mandatory cash dividends, if any, as may be declared from time to time by the Board, or a duly authorized committee of the Board, in its discretion out of assets legally available for the payment of dividends. These dividends are payable quarterly, in arrears, on the 30th day of March, June, September and December of each year. Dividends on Series B Preferred Stock will accrue on the liquidation preference amount of $25 per share at a rate per annum equal to 5.50% with respect to each dividend period from and including the original issue date to, but excluding, September 30, 2022, and thereafter at a rate per annum equal to the three-month U.S. dollar LIBOR, as defined in the Certificate of Incorporation, on the related dividend determination date plus a spread of 3.578% per annum.

Priority of Dividends
If any Series B Preferred Stock remains outstanding, unless the full dividends for the most recently completed dividend period have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside, on all shares of outstanding Series B Preferred Stock, then: (i) no dividend can be declared, paid or set aside for payment and no distribution can be declared, made or set aside for payment on any junior stock, including Common Stock, aside from those exceptions as listed in the Certificate of Incorporation; (ii) no share of junior stock, including Common Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any junior stock by Valley; and (iii) no share of parity stock, including Series A Preferred Stock, can be directly or indirectly repurchased, redeemed or otherwise acquired for consideration by Valley, aside from those exceptions as listed in the Certificate of Incorporation, and no monies can be paid to or made available for a sinking fund for the redemption of any parity stock by Valley.
If dividends are not paid in full on the shares of Series B Preferred Stock and any shares of parity stock, including Series A Preferred Stock, dividends may be declared and paid on Series B Preferred Stock and all such parity stock on a proportional basis as described in the Certificate of Incorporation.
Redemption
Series B Preferred Stock is not subject to any mandatory redemption. However, on and after September 30, 2022, Valley may, at its option, on any dividend payment date, as defined in the Certificate of Incorporation, subject to the prior approval of the Federal Reserve or other appropriate federal banking agency, if required, redeem, in whole or in part, at any time and from time to time, out of funds legally available, shares of Series B Preferred Stock at the time outstanding, upon notice given as provided by the Certificate of Incorporation, at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series B Preferred Stock prior to the date fixed for redemption.
Within 90 days of a regulatory capital treatment event, as defined in the Certificate of Incorporation, Valley may, at its option, subject to the prior approval of the Federal Reserve or other appropriate federal banking agency, if required, upon notice given as provided by the Certificate of Incorporation, redeem, all, but not less than all, of the shares of Series B Preferred Stock at the time outstanding at a redemption price of $25 per share, plus the per share amount of any declared and unpaid dividends, without regard to any undeclared dividends, on Series B Preferred Stock prior to the date fixed for redemption.
Liquidation Rights
In the event of dissolution, liquidation or winding up of Valley, holders of Series B Preferred Stock are entitled to receive an amount per share equal to the fixed liquidation preference of $25 per share, plus any declared and unpaid dividends, without regard to any undeclared dividends, after satisfaction of liabilities or obligations to creditors and subject to the rights of holders of capital stock ranking senior to Series B Preferred Stock in such distributions, and before Valley makes any distribution to holders of capital stock ranking junior to Series B Preferred Stock, including Common Stock.
If Valley’s assets are not sufficient to pay the liquidation preference in full to all holders of Series B Preferred Stock and all holders of capital stock ranking on parity with Series B Preferred Stock in such distributions, including Series A Preferred Stock, the holders of Series B Preferred Stock and such other shares will share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
Voting Rights
Holders of Series B Preferred Stock do not have any voting rights, except as provided by the Certificate of Incorporation (summarized herein) or as required by law.

If and whenever, at any time or times, dividends payable on the shares of Series B Preferred Stock, or any parity stock upon which similar voting rights have been conferred, have not been paid for an aggregate amount equal to the amount of dividends payable on Series B Preferred Stock for at least six quarterly dividend periods, as defined in the Certificate of Incorporation, whether or not consecutive (the “Series B and Parity Stock Nonpayment”), the authorized number of directors on the Board will automatically be increased by two and holders of Series B Preferred Stock, with holders of any parity stock outstanding at the time, will be entitled to vote as a single class, based on respective liquidation preferences, for the election of a total of two additional directors, subject to further rules and restrictions as provided by the Certificate of Incorporation.
The foregoing voting rights will continue until full dividends have been paid on Series B Preferred Stock and parity stock for at least one year following the Series B and Parity Stock Nonpayment. In this event, holders of Series B Preferred Stock will be divested of the foregoing voting rights, subject to revesting in the event of each subsequent Series B and Parity Stock Nonpayment, and the term of office of each director so elected will terminate and the number of directors on the Board will automatically decrease by the number of directors so elected, assuming the rights of the holders of parity stock have similarly terminated.
If any Series B Preferred Stock remains outstanding, the vote or consent of holders of at least 66 2/3% of the shares of Series B Preferred Stock at the time outstanding, voting as a single class, is necessary for effecting or validating: (i) authorization of senior stock, (ii) amendments, alterations or repeals of Series B Preferred Stock and (iii) share exchanges, reclassifications, mergers and consolidations. No vote or consent of holders of Series B Preferred Stock is required for such matters if, at or prior to the time when the act with respect to which any such vote or consent would otherwise be required, all outstanding shares of Series B Preferred Stock are redeemed, or are called for redemption upon proper notice as provided by the Certificate of Incorporation and sufficient funds are deposited in trust for such redemption.
Transfer Agent and Registrar
American Stock & Trust Company, LLC is the transfer agent and registrar for the Series B Preferred Stock.
Listing
The Series B Preferred Stock is traded on The Nasdaq Stock Market LLC under the trading symbol, “VLYPO.”
Description of Subordinated Notes
Description of the 5.125% Notes due September 27, 2023
The following description of Valley’s 5.125% Notes due September 27, 2023 (the “2023 Notes”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the indenture, dated as of September 27, 2013, by and between Valley and The Bank of New York Mellon Trust Company, as trustee, as supplemented by the first supplemental indenture, dated as of September 27, 2013, which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4F is a part (the “2023 Indenture”). Valley encourages you to read the 2023 Indenture, as supplemented, for additional information.
Maturity Dates
The maturity date of the 2023 Notes is September 27, 2023.
Interest and Principal
The 2023 Notes bear interest at the rate of 5.125% per annum from September 27, 2013 until the principal of the 2023 Notes has been paid in full or a sum sufficient to pay the principal of the 2023 Notes has been made available for payment. Interest on the 2023 Notes is payable semi-annually in arrears on March 27 and September 27 of each year, and on the maturity date of the 2023 Notes.
Description of the 4.55% Notes due July 30, 2025
The following description of Valley’s 4.55% Notes due July 30, 2025 (the “2025 Notes”), is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the indenture, dated as of June 19, 2015, by and between Valley and The Bank of New York Mellon Trust Company, as trustee, as supplemented by the first supplemental indenture, dated as of June 19, 2015, which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4F is a part (the “2025 Indenture”). Valley encourages you to read the 2025 Indenture, as supplemented, for additional information.
Maturity Dates
The maturity date of the 2025 Notes is June 30, 2025.
Interest and Principal
The 2025 Notes bear interest at the rate of 4.55% per annum from June 19, 2015 until the principal of the 2025 Notes has been paid in full or a sum sufficient to pay the principal of the 2025 Notes has been made available for payment. Interest on the 2025 Notes will be payable semi-annually in arrears on June 30 and December 30 of each year.
Conditions Common to the Notes
Subordination of the Notes
Valley’s obligation to make any payment on account of the principal and interest on the 2023 Notes and the 2025 Notes (the “Notes”) will be subordinate and junior in right of payment to Valley’s obligations to the holders of its senior debt.
Redemption
The Notes are not redeemable prior to maturity unless (i) a change or prospective change in law occurs which could prevent Valley from deducting interest payable on the Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs which precludes the Notes from being recognized as Tier 2 capital, or (iii) Valley is required to register as an investment company under the Investment Company Act of 1940, as amended, in each case only after obtaining any consents required by the Federal Reserve.
Sinking Fund
There is no sinking fund for the Notes.
Interest and Principal
Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. No recourse will be available for the failure to pay any scheduled payment of principal of or interest on any Note.
Events of Default
Under the 2023 Indenture and the 2025 Indenture (the “Indentures”), an Event of Default will occur with respect to the Notes only (1) upon the entry of a decree or order for relief in respect of Valley by a court having jurisdiction in the premises in an involuntary case under any applicable bankruptcy, insolvency, or reorganization law, now or hereafter in effect, of the United States of America or any political subdivision thereof, and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days, or (2) if Valley commences a bankruptcy or insolvency proceeding or consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding.
If an Event of Default occurs and is continuing, the principal amount and interest on the Notes shall become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the Notes. At any time after a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding Notes and other affected series of securities issued under the Indentures (the Notes and such other securities are referred to as the “Securities”), may rescind and annul the acceleration but only if certain conditions have been satisfied.
There is no right of acceleration in the case of a default in the payment of principal or interest on the Notes or in Valley’s non-performance of any other obligation under the Notes or the Indentures.
Trustee of the Indentures
BNY Mellon is acting as trustee for the Notes.